Exhibit 23.1








CONSENT OF PAUL HASTINGS, JANOFSKY & WALKER LLP

In connection with the filing by BioMarin Pharmaceutical of Post Effective Amendment No. 2 to the Registration Statement on Form S-3, Registration No. 333-48800 (the "Registration Statement"), we consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of our opinion as filed on January 11, 2001 as Exhibit 5.1 to Amendment No. 1 to the Registration Statement.

/s/ Paul, Hastings Janofsky & Walker LLP
Los Angeles, California
August 9, 2001